UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2010

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                            Completion of Acquisition or Disposition of Assets

On September 30, 2010, Global Companies LLC (“Global”), a wholly owned subsidiary of Global Partners LP (the “Partnership”), completed its acquisition of retail gas stations and supply rights from ExxonMobil Oil Corporation and Exxon Mobil Corporation (collectively, “ExxonMobil”) for an aggregate purchase price of approximately $202 million (the “Acquisition”).  In addition, the Partnership assumed certain environmental liabilities.  The acquisition was completed in multiple phases from September 8 through September 30, 2010.  The following provides a description of the Acquisition:

Assets Acquired — Global acquired certain assets related to 190 Mobil branded retail gas stations located in Massachusetts, New Hampshire and Rhode Island (the “Subject States”).  Of the 190 stations, 42 are directly operated (“Company Operated Sites”) for the benefit of the Partnership by its management company as discussed below, and 148 are leased to and operated by dealers (“Dealer Leased Sites”), which Dealer Leased Sites are subject to existing franchise agreements assigned to and assumed by Global.  Of the 190 stations, 152 are owned and 38 are leased.  In addition, Global has the right to supply Mobil branded fuel to the Company Operated Sites, the Dealer Leased Sites and to an additional 31 Mobil branded stations that are owned and operated by independent dealers (“Dealer Owned Sites”) in the Subject States (the 190 and 31 stations, collectively, the “Sites”).  Of the 221 Sites, 179 are located in Massachusetts, 22 are located in Rhode Island and 20 are located in New Hampshire.  The Partnership believes the Sites are premier locations and have been well maintained.

Dealer Agreements — The supply/lease agreements for the Dealer Leased Sites are generally for a three-year term with varying expiration dates and contain renewal terms pursuant to and governed by applicable federal laws.  The supply agreements for the Dealer Owned Sites are generally for a longer term.

Leasehold Interests — The Partnership has a leasehold interest in 38 sites which are the subject of long-term leases.

Brand Fee Agreement — Global and ExxonMobil entered into a 15-year Brand Fee Agreement, which entitles Global to sell Mobil branded gasoline and diesel fuel to the Sites as well as to other Mobil branded stations in the Subject States and in Maine and Vermont.  Global will pay a fee of approximately $9 million for 2011.  Pursuant to the Brand Fee Agreement, the Partnership is responsible for securing its own wholesale fuel supply (including sourcing and delivery of physical product and ExxonMobil proprietary additives, arranging for bulk storage facilities and providing distribution systems for delivery of fuel to the stations).

Management Agreements — As previously disclosed and in connection with the Acquisition, Global and another wholly owned subsidiary of the Partnership, Global Montello Group Corp. (“Global Montello”), entered into Facilities Management Agreements (each, a “Management Agreement”) with Alliance Energy LLC (“Alliance”).  Alliance is approximately 95% owned by members of the Slifka family, who also own the general partner of the Partnership.  Each Management Agreement is for an initial term of approximately three years, effective as of September 8, 2010 and continuing through September 30, 2013.  Either party to each Management Agreement may extend the term for consecutive additional one-year terms by giving written notice of its election to extend the term not less than twenty-four months prior to the expiration of the then current term, subject to the parties’ mutual agreement on the management fee for such extension.

Pursuant to the Management Agreements, Alliance will supervise and direct the day-to-day management and operations of the Sites for an aggregate annual management fee of $2.6 million, commencing October 1, 2010.  Alliance will manage the operations of the Sites in accordance with annual budgets to be approved by Global and Global Montello, respectively.  Global and Global Montello are responsible for the salaries of the employees directly employed to manage and operate the Sites and for a portion of the salaries of certain administrative personnel of Alliance as may be approved by Global and/or Global Montello, in accordance with the Management Agreements and the approved annual budgets.  All matters pertaining to the employment, supervision, compensation, promotion, and discharge of such employees are the responsibility of Alliance.  Pursuant to the Management Agreements, Alliance shall indemnify Global and Global Montello from and against any and all claims and damages of any nature whatsoever arising out of or incidental to Alliance’s performance of its responsibilities under the Management Agreements caused by or due to fraud, gross negligence, willful misconduct or a material breach by Alliance of any provision of the Management Agreements.  Alliance’s aggregate liability is capped at $5 million, over and above the utilization of any and all insurance proceeds.

In connection with the Acquisition, all of ExxonMobil’s station level employees at the Company Operated Sites and ExxonMobil’s 13 field supervisory employees responsible for the Sites were hired by Alliance.  In addition, pursuant to the Management Agreements, Alliance is providing accounting, tax, information technology, legal, maintenance, environmental, dispatch and other services not acquired as part of the Acquisition.

Environmental Liabilities — In connection with the Acquisition, the Partnership assumed certain environmental liabilities.  The Partnership’s estimated cost of the remediation is expected to be approximately $30 million to be expended over an extended period of time.

Historical Volume — The Sites sold approximately 370 million gallons of gasoline and diesel fuel in 2009.  Of the 370 million gallons sold, approximately 95 million gallons were sold at the Company Operated Sites.

Flag — Pursuant to the Brand Fee Agreement, the Partnership has the right to continue operating the Sites under the Mobil flag, displaying Mobil’s trade name and related trade logos.  The Partnership intends to continue operating the Sites under the Mobil brand.  Global also acquired the opportunity to supply Mobil branded fuel (and, as of June 1, 2011, Exxon branded fuel) to other stations in the Subject States, as well as in Maine and Vermont.

Other ExxonMobil Relationships — ExxonMobil has long-term throughput contracts with Global for the use of five refined products terminals acquired from ExxonMobil in 2007.  Global supplies refined products to ExxonMobil at each of these terminals.  ExxonMobil is also a supplier of refined products to the Partnership at other locations.  ExxonMobil accounted for approximately 22% of the Partnership’s consolidated sales for the year ended December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP
	By:	Global GP LLC,
its general partner

Dated: October 6, 2010		By:	/s/ Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary